Exhibit 21


             Subsidiaries of Independent Community Bankshares, Inc.
              -----------------------------------------------------


              Name of Subsidiary                       State of Organization
              ------------------                       ---------------------

     Gilkison Patterson Investment Advisors, Inc.             Virginia

     ICBI Capital Trust I                                     Delaware

     The Middleburg Bank                                      Virginia

        - Middleburg Bank Service Corporation                 Virginia

     The Tredegar Trust Company                               Virginia